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                                                                    Exhibit 5.1



                                                                December 3, 2004


Crompton Corporation
199 Benson Road
Middlebury, Connectcut 06749

         Re: Crompton Corporation and the Subsidiary Guarantors listed on Schedules I and II hereto
                Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Crompton Corporation, a Delaware corporation (the "Company"), in connection with the public offering of $375,000,000 aggregate principal amount of the Company's 9 7/8% Senior Notes due 2012 (the "9 7/8% Senior Exchange Notes") and $225,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due 2010 (the "Senior Floating Rate Exchange Notes" and, together with the 9 7/8% Senior Exchange Notes, the "Exchange Notes") and the related guarantees of the Exchange Notes by the Subsidiary Guarantors (as defined below) (the "Subsidiary Guarantees").

         The 9 7/8% Senior Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9 7/8% Senior Notes due 2012 (the "Original 9 7/8% Senior Notes") together with related guarantees thereof by the Subsidiary Guarantors under the Indenture, dated as of August 16, 2004, by and among the Company, the Subsidiary Guarantors, Wells Fargo Bank, National Association, as trustee (the "Trustee") and Deutsche Bank Trust Company Americas, as Note Custodian, Paying Agent, Registrar and Calculation Agent ("DBTCA"), relating to the Original 9 7/8% Senior Notes (the "9 7/8% Senior Notes Indenture"), as contemplated by the Registration Rights Agreement, dated as of August 16, 2004 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, and Deutsche Bank Securities Inc., Bank Of America Securities LLC, Citigroup Global Markets Inc., and Credit Suisse First Boston LLC, as Initial Purchasers. The Senior Floating Rate Exchange Notes are to be issued pursuant to the Exchange Offer in exchange for a like principal amount of the issued and outstanding Senior Floating Rate Notes due 2010 of the Company (the "Original Senior Floating Rate Notes" and, together with the Original 9 7/8% Senior Notes, the "Original Notes") together with related guarantees thereof by the Subsidiary Guarantors under the Indenture, dated as of August 16, 2004, by and among the Company, the Subsidiary Guarantors, the Trustee and DBTCA, relating to the Original Senior Floating Rate Notes (the "Senior Floating Rate Note Indenture" and, together with the 9 7/8% Senior Notes Indenture, the "Indentures"), as contemplated by the Registration Rights Agreement. The Indentures provide for the Subsidiary Guarantees by certain subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware or Texas, and listed on
Schedule I hereto (the "DE/TX Guarantors"), and by certain subsidiaries of the Company listed on Schedule II hereto (the "Non-DE/TX Guarantors" and, together with the DE/TX Guarantors, the "Subsidiary Guarantors") to the extent set forth in the Indentures.


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Crompton Corporation
December 3, 2004
Page 2

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-4 with respect to the Exchange Notes and the Subsidiary Guarantees, filed with the Securities and Exchange Commission (the "Commission") on October 8, 2004 under the Act, and Amendment No. 1 thereto to be filed on the date hereof (as so amended, the "Registration Statement");

         (ii)  an executed copy of the Registration Rights Agreement;

         (iii) an executed copy of each of the Indentures;

         (iv) (a) the Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware, and (b) the By-laws of the Company, as amended to date;

         (v) (a) the Certificate of Incorporation or Articles of Incorporation, as applicable, and (b) the By-laws of each of the DE/TX Guarantors;

         (vi) certain resolutions adopted by the the Board of Directors of the Company, relating to the issuance of the Original Notes and the Exchange Notes, the Indentures and related matters, as certified by the Secretary of the Company;


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Crompton Corporation
December 3, 2004
Page 3

         (vii) certain resolutions adopted by the Boards of Directors or Managers, as applicable, of each of the Subsidiary Guarantors relating to the Exchange Offer, the Indentures, and the Subsidiary Guarantees and related matters, as certified by the Secretary or Assistant Secretary, as applicable of each the Subsidiary Guarantors;

         (viii) the Forms T-1 of the Trustee filed as an exhibit to the Registration Statement with respect to each of the Indentures;

         (ix) the forms of the Exchange Notes; and

         (x) the forms of the Subsidiary Guarantees.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/TX Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to the Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that each of the Non-DE/TX Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Non-DE/TX Guarantors has compiled with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York, the State of Texas and the State of Delaware in connection with the transactions contemplated by the Indentures, Registration Rights Agreement, Exchange Notes and Subsidiary Guarantees. We note that Uniroyal Chemical Company Limited (Delaware), one of the DE/TX Subsidiary Guarantors, is incorporated in both the State of Delaware and under the laws of the Bahamas, and has been domesticated in the State of Delaware, and our opinion set forth below with respect to Uniroyal Chemical Company Limited (Delaware) is limited to its status under the laws of the State of Delaware. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

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Crompton Corporation
December 3, 2004
Page 4

         Our opinion set forth herein is limited to Delaware corporate law and those laws of the State of New York and of the State of Texas that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes and the Subsidiary Guarantees (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indentures and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes and the related guarantees surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the Indentures, the Exchange Notes and the Subsidiary Guarantees and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, except for those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to it and which are listed in Part II of the Registration Statement.

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Crompton Corporation
December 3, 2004
Page 5

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,


                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM LLP



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                                   SCHEDULE I
                           DE/TX SUBSIDIARY GUARANTORS

Crompton Colors Incorporated
Crompton Europe Financial Services Company
Crompton Holding Corporation
Crompton Sales Company, Inc.
Davis-Standard Corporation
GT Seed International Company
Uniroyal Chemical Company Limited (Delaware)
Uniroyal Chemical Company, Inc.
Uniroyal Chemical Export Limited
Uniroyal Chemical Leasing Company, Inc.







                                      SI-1

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                                   SCHEDULE II
                                    NON-DE/TX
                              SUBSIDIARY GUARANTORS

CNK Chemical Realty Corporation
Crompton Monochem, Inc.
GT Seed Treatment Inc.
Kem Manufacturing Corporation
Monochem, Inc.
Naugatuck Treatment Company
Uniroyal Chemical Company Inc.
Weber City Road LLC